UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2023

HUAIZHONG HEALTH GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55369	90-1020141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tianan Technology Park, 13/F Headquarters Center Building 16, 555 Panyu North Ave, Panyu District, Guangzhou City, China	511493
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 86 (20) 2982-9356

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADAD	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On March 27, 2023, Huaizhong Health Group Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Sannong Youxuan (BVI) Limited (“Target”), and Sannong Youxuan Holdings Limited, the sole shareholder of the Target (the “Seller”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company agreed to effect an acquisition of the Target by acquiring from the Seller 100% of the ordinary shares issued and outstanding of the Target (the “Acquisition”). The target is engaged in the business of software development, block chain technology and mobile application development.

Pursuant to the Share Exchange Agreement, in exchange for the acquisition of 100% of the ordinary shares issued and outstanding of the Target, the Company issued an aggregate of 1,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Exchange Shares”) to the Seller. At the closing of the Acquisition, the Company entered into a lock-up agreement with the Seller with respect to the Exchange Shares, pursuant to which the Sellers agreed, subject to certain exceptions, not to transfer the Exchange Shares, or publicly disclose the intention to do so, from the closing of the Acquisition until the six months anniversary of the closing (the “Lock-Up Agreement”).

The Share Exchange Agreement contains customary representations and warranties made by the Company, on the one hand, and the Target and the Seller on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Share Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Share Exchange Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 27, 2023, the Parties completed the transaction. Upon the closing of the transaction, the Company acquired 100% shares issued and outstanding ordinary shares of the Target and the Company issued 1,000,000 shares of common stock to the Seller.

Item 5.06 Change in Shell Company Status

Prior to the acquisition of the Target on March 27, 2023, the Company was considered a shell company. Effective on March 27, 2023, upon the closing of the acquisition of the Target, the Company has changed its status as a shell company and is no longer deemed to a shell company.

The operations of the Target were fully integrated into the Company since March 27, 2023. The Target was formed in 2016 and has been active in the business of supplemental nutrition products distribution. Since the Target’s acquisition by the Company, the Target has continued to its operations.

As a result of the continuing operations of the Target as a wholly owned subsidiary of the Company, the Company has become an operating entity and, thus, not an entity with “no or nominal operations”. Therefore, the Company no longer meets the SEC definition of a Shell Company.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Share Exchange Agreement, dated as of March 27, 2023, by and among Huaizhong Health Group Inc., Sannong Youxuan (BVI) Limited and Sannong Youxuan Holdings Limited.
10.2	Form of Lock-Up Agreement.

*

The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 27, 2023	HUAIZHONG HEALTH GROUP INC.

	By:	/s/ Yuantong Wang
	Name:	Yuantong Wang
	Title:	Chief Executive Officer and Chairman

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